                                                                      EXHIBIT 11
                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                       COMPUTATION OF EARNINGS PER SHARE

                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                         FISCAL
                                         --------------------------------------
                                             1997         1996         1995
                                         ------------ ------------ ------------
PRIMARY:
Common stock and common stock
 equivalents:
  Average common shares outstanding.....  586,788,619  581,090,678  594,028,529
  Average common shares issuable under
   employee
   benefit plans........................    7,394,266   13,387,857   14,217,904
                                         ------------ ------------ ------------
    Total average common and common
     equivalent
     shares outstanding.................  594,182,885  594,478,535  608,246,433
                                         ============ ============ ============
Earnings:
  Net income............................ $      2,586 $      1,980 $      1,465
  Less: Preferred stock dividend
   requirements.........................           66           66           65
                                         ------------ ------------ ------------
   Earnings applicable to common shares. $      2,520 $      1,914 $      1,400
                                         ============ ============ ============
Primary earnings per share.............. $       4.25 $       3.22 $       2.30
                                         ============ ============ ============
FULLY DILUTED:
Common stock and common stock
 equivalents:
  Average common shares outstanding.....  586,788,619  581,090,678  594,028,529
  Average common shares issuable under
   employee
   benefit plans........................   10,131,715   17,609,204   15,588,911
Common shares issuable upon conversion
 of ESOP preferred stock................   12,123,590   12,312,219   12,481,428
                                         ------------ ------------ ------------
    Total average common and common
     equivalent shares outstanding......  609,043,924  611,012,101  622,098,868
                                         ============ ============ ============
Earnings:
  Net income............................ $      2,586 $      1,980 $      1,465
  Less:
   Preferred stock dividend
    requirements........................           61           62           62
                                         ------------ ------------ ------------
   Earnings applicable to common shares. $      2,525 $      1,918 $      1,403
                                         ============ ============ ============
Fully diluted earnings per share........ $       4.15 $       3.14 $       2.25
                                         ============ ============ ============
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